UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of	(Commission File Number)	(I. R. S. Employer
incorporation)		Identification No.)
4440 El Camino Real, Los Altos CA 94022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 947-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 23, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Rambus Inc. (the “Company”) held a meeting at which it made certain executive compensation determinations for fiscal years 2007 and 2008. These determinations are described in more detail below.
Cash Bonus Payments for Fiscal Year 2007
     The Compensation Committee awarded the following cash bonus payments for fiscal year 2007 to the Company’s principal executive officer, principal financial officer and named executive officers designated as such in the Company’s proxy statement for its annual meeting of stockholders held on December 19, 2007 and whom it expects to designate as such in its next proxy statement (collectively, the “Named Executive Officers”):

Name and Title	Bonus Amount
Harold Hughes	$168,000
Chief Executive Officer and President

Satish Rishi	$90,000
Senior Vice President, Finance and Chief Financial Officer

Laura Sue Stark	$37,824
Senior Vice President, Platform Solutions

Kevin S. Donnelly	$72,000
Senior Vice President, Technology Development

Thomas R. Lavelle	$90,000
Senior Vice President and General Counsel

Sharon E. Holt	$100,000
Senior Vice President, Worldwide Sales, Licensing and Marketing

Martin Scott, Ph.D.	$76,000
Senior Vice President, Engineering
     These cash bonus payments were paid in connection with the Company’s performance-based incentive plan (the “Incentive Plan”). As discussed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 27, 2007 (the “Proxy Statement”), the Incentive Plan is funded based on achievement of an adjusted pre-tax income target, which excludes stock-based compensation expense and other one-time charges deemed by the Compensation Committee to be extraordinary and outside of management’s control. Executive officers participating in the Incentive Plan are also measured on their performance against individual objectives tied directly to the Company’s overall operating plan objectives. Final payouts under the Incentive Plan, if any, are determined by the funding level achieved and each individual’s performance against his or her individual objectives.
     Although the pre-tax income target was not achieved for 2007, the Compensation Committee approved the discretionary funding of the Incentive Plan at 40% of the pre-approved target level for fiscal year 2007. The Compensation Committee made this determination after considering the Company’s performance during fiscal year 2007, current market conditions and the performance of the individual officers. The Compensation Committee also took into account the status of negotiations for new license agreements subsequent to the FTC Remedy Order as well as the increased litigation expenses in the second half of the year.
Base Salary, Bonus Targets and Equity Awards for Fiscal Year 2008
     The Compensation Committee established the base salary for the Company’s principal executive officer, principal financial officer and Named Executive Officers for fiscal year 2008. These amounts are set forth below:

Name	Base Salary
Harold Hughes	$440,000
Satish Rishi	$318,240
Laura Sue Stark	$260,000
Kevin S. Donnelly	$273,650
Thomas R. Lavelle	$312,000
Sharon E. Holt	$312,000
Martin Scott, Ph.D.	$301,600
     The Compensation Committee also established bonus target amounts under the Incentive Plan for the Company’s principal executive officer, principal financial officer and Named Executive Officers for fiscal year 2008. The bonus target amounts are set forth below:

Name	Bonus Target Amount
Harold Hughes	$440,000
Satish Rishi	$240,000
Laura Sue Stark	$195,000
Kevin S. Donnelly	$190,000
Thomas R. Lavelle	$240,000
Sharon E. Holt	$275,000
Martin Scott, Ph.D.	$205,000

     In addition, the Compensation Committee granted certain stock option and restricted stock unit awards to the Company’s principal executive officer, principal financial officer and Named Executive Officers to be effective as of February 1, 2008 pursuant to the Company’s policy regarding equity awards. These grants were made under the Company’s 2006 Equity Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008	Rambus Inc.
/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief
Financial Officer